Exhibit 10.12

[DLA PIPER RUDNICK GRAY CARY]

DATED 30th August 2006

(1) DV3 ADDLESTONE LIMITED

- and -

(2) HARMONY INVESTMENTS (GLOBAL) LIMITED

- and -

(3) ROYAL CARIBBEAN CRUISES LIMITED

LEASE

of

Building X1B Aviator Business Park,

Addlestone, Surrey

Commences                                                        2006

Term                                                              15 years

Expires                                                                2021

CONTENTS

1.	PARTICULARS ...............................................................................3

2.	DEFINITIONS AND INTERPRETATION.............................................4

3.	DEMISE RENT AND RENT REVIEW...................................................9

4.	TENTANT’S CONVENANTS	.......................................................14

5.	LANDLORD’S CONVENANTS..........................................................36

6.	INSURANCE .................................................................................36

7.	PROVISOS................................................................................................................43

8.	TENTANT’S OPTION TO DETERMINE.............................................48

9.	GURANTEE PROVISIONS...................................................................48

SCHEDULE 1 ..............................................................................................49

Part 1 ................................................................................................49

.

(Matters in respect of which the Landlord may incur costs toward which the
Tenant shall contribute by payment of the Estate Interim Charge and the Estate
Service Charge) ..................................................................................52

SCHEDULE 3 ..................................................................................................54

(Provisions relating to the payment of the Estate Interim Charge and the

LR1 Date of lease	30th August 2006
LR2 Title number(s)	LR2.1 Landlord’s title number(s)

SY313248, SY3925666 and SY736144

LR2.2 Other title numbers

None

LR3 Parties to this lease	Landlord

DV3 ADDLESTONE LIMITED whose address for service in England is c/o Olswang, 90 High Holborn, London WC1V 6XX (Attention Kay Butler)

Tenant

HARMONY INVESTMENTS (GLOBAL) LIMITED (company number 05484410 England) whose registered office is at Ocean House, Addlestone Road, Weybridge, Surrey KT15 2UR

Guarantor

ROYAL CARIBBEAN CRUISES LIMITED a company incorporated in Liberia and whose address for service in England is c/o Watson Farley Williams LLP, 15 Appold Street, London EC2A 2HB (reference Martin Watson)

LR4 Property	In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

Building X1B Aviator Business Park, Addlestone, Surrey the exact extent of which is set out in part 1 of schedule 1

LR5 Prescribed statements etc	LR5.1 None

LR5.2 Not applicable

LR6 Term for which the	The term specified in the Particulars (defined there as "the
Property is leased	Contractual Term")

LR7 Premium	None
LR8 Prohibitions or	This lease contains a provision that prohibits or restricts
restrictions on disposing of this	dispositions

lease

LR9 Rights of acquisition etc	LR9.1 Tenant's contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None

LR9.2 Tenant's covenant to (or offer to) surrender this lease

None

LR9.3 Landlord's contractual rights to acquire this lease

None

LR 10 Restrictive covenants	None

given in this lease by the

Landlord in respect of land

other than the Property

LR11 Easements	LR11.1 Easements granted by this lease for the benefit of

the Property

The rights granted by clause 3.1 and set out in part 2 of schedule 1

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

The rights granted or reserved by clause 3.1 and set out in part 3 of schedule 1

LR12 Estate rentcharge	None

burdening the Property

LR13 Application for standard	None

form of restriction

LR14 Declaration of trust	Not applicable

where there is more than one

person comprising the Tenant

THIS LEASE is made on the date set out in clause LR1 of the Prescribed Clauses BETWEEN the Landlord, the Tenant and the Guarantor respectively named in clause LR3 of the Prescribed Clauses.

WITNESSES as follows:

1.	PARTICULARS
Contractual Term:	15 years from and including 30 August 2006
Rent Commencement Date:	28 June 2008
Initial Rent:	eight hundred and sixty two thousand seven hundred and sixty two pounds and fifty pence (£862,762.50) per annum (exclusive of VAT)
Review Dates:	30 August in each of the years 2011 2016 and the last day of the Contractual Term
Permitted Use:

use of the Premises as high class offices within Class B1 of the Schedule to the Town and Country Planning (Use Classes) Order 1987 (here meaning such Order in its form today despite the provision of clause 2.2.6)

2.	DEFINITIONS AND INTERPRETATION
2.1	Definitions

In this lease (except where the contrary is stated) the terms set out in the Prescribed Clauses and in the Particulars shall have the respective meanings given there and:

"1995 Act" means the Landlord and Tenant (Covenants) Act 1995;

"Accounting Period" means a period of 12 months ending on 31 May in any year or such other period as the Landlord may at its discretion from time to time determine and notify in writing to the Tenant;

"Act of Terrorism" means an act causing damage or destruction to the Estate or any part of it by a person or persons acting on behalf of or in connection with any organisation which carries on activities directed towards the overthrowing or influencing by force or violence of Her Majesty's Government in the United Kingdom or any other Government de jure or de facto;

"Apparatus" means all lifts lift shafts water treatment plant boilers heating and ventilation systems generators air-conditioning equipment hot and cold water systems window cleaning hoists and tracks electric gas and water systems or services and all other plant machinery and equipment belonging to or in the control of the Landlord in or about or serving the Premises including (without prejudice to the generality of the foregoing) the Conduits;

"Approval Date" means in relation to an application to the Landlord for consent hereunder the date on which such consent is formally granted in writing;

"Common Parts" means the access roads car parks service yards forecourts landscaped areas pedestrian walkways and all other areas or parts of the Estate which from time to time during the Term are provided by the Landlord for common use and enjoyment by the tenants and occupiers of the Estate and all persons expressly or by implication authorised by them;

"Conduits" means all wires pipes sewers drains cables ducts shafts gullies flues gutters watercourses soakaways and other like conducting media of whatsoever nature (including all meters and other apparatus used in connection with them) which now are or may hereafter during the Perpetuity Period be laid;

"Decorate" means to paint repaper or otherwise treat as the case may be all surfaces usually or requiring to be so treated having first prepared such surfaces by stripping off and priming as may be necessary and to wash down all washable surfaces and to restore point and make good all brickwork where necessary and to grain or varnish any parts usually so protected all decoration being carried out with good quality materials and in a good and workmanlike manner and where painting is involved three coats being applied to the outside and two coats to the inside;

"Demise Plan" means the annexed plans so entitled;

"Election" an election to waive exemption under paragraphs 2 and 3 of Schedule 10 VATA made by or binding on the Landlord in relation to the Estate or any part of the Estate;

"Environmental Protection Act" means the Environmental Protection Act 1990 and any Act or Acts amending replacing or modifying such Act for the time being in force or of a similar nature and all orders and regulations thereunder for the time being in force;

"Estate" means the land and buildings at Aviator Business Park shown for the purposes of identification only edged blue on the Estate Plan and all buildings from time to time thereon or such other land (including the Premises) of a greater or lesser extent as the Landlord may determine and notify to the Tenant in writing from time to time;

"Estate Plan" means the annexed plan so entitled;

"Estate Service Charge" means the Estate Service Charge as defined in schedule 2;

"Group Company" means a company which is a member of the same group of companies as the Tenant (as defined in section 42 of the Landlord and Tenant Act 1954);

"Guarantor" means the party so named in clause LR3 of the Prescribed Clauses and includes the personal representatives of the Guarantor and any other person who may from time to time guarantee all or any of the Tenant's obligations under this lease;

"Insured Risks" means loss or damage by or in consequence of fire storm tempest lightning explosion flood earthquake aircraft and other aerial devices and things dropped therefrom (in time of peace) impact by road vehicles damage by Act of Terrorism riot civil commotion malicious damage bursting and overflowing of water tanks apparatus and pipes landslip subsidence and heave and together with such other risks as the Landlord shall insure against from time to time (subject in all cases to such excesses exclusions and limitations as may be imposed by the insurers or underwriters with whom such insurance is placed) except always such risks as cannot reasonably be insured by the Landlord on satisfactory terms (for instance where insurance is not available at all or is not available in the London insurance market at economic rates) or as the Landlord's insurers or underwriters have refused to insure;

"Landlord" means the person for the time being entitled to the reversion immediately expectant on the determination of the Term (being at the date hereof the party so named in clause LR3 of the Prescribed Clauses);

"Landlord's Surveyor" means any person appointed by or acting for the Landlord including an employee of the Landlord to perform the function of a surveyor for any purposes of this lease;

"Lease" means this lease (including any schedule hereto) and any document which is supplemental hereto or which is collateral herewith or which is entered into pursuant to or in accordance with the terms hereof;

"Letting Unit" means an entire floor within the Premises (excluding common areas);

"Loss of Rent" means loss of three years' rent of the Premises (including proper allowances for increases in rent pursuant to the provisions for rent review herein contained);

"Particulars" means the particulars in clause 1;

"Permitted Use" means the use stated as such in the Particulars;

"Perpetuity Period" means the period of 21 years commencing on the date of this lease being the perpetuity period for the purposes of section 1 of the Perpetuities and Accumulations Act 1964 applicable to this lease;

"Plan" means the plan or plans annexed hereto;

"Planning Acts" means the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991 and any Act or Acts amending replacing or modifying any of such Acts for the time being in force or of a similar nature and all orders and regulations thereunder for the time being in force;

"Prescribed Clauses" mean the part of this lease comprising clauses LRl to LR14 and situated immediately after the contents list;

"Premises" means the land and premises so stated in clause LR4 of the Prescribed Clauses and as more particularly described in part 1 of schedule 1 and each and every part thereof together with the appurtenances thereto belonging and together also with any buildings and erections and each and every part thereof now or hereafter erected or in the course of erection thereon or on any part thereof together with all additions alterations and improvements thereto which may be carried out during the Term and shall also include all landlord's fixtures and fittings from time to time in and about the same;

"Rent Commencement Date" means the date stated as such in the Particulars;

"Rent Days" means 25 March 24 June 29 September and 25 December in each year and "Rent Day" shall mean any of such days as the context requires;

"Retained Parts" means those parts of the Estate which are from time to time retained by the Landlord and made available for use for the management maintenance or security of the Estate (including without prejudice to the generality thereof any accommodation provided by the Landlord for any personnel required to reside on the Estate);

"Stipulated Rate" means in relation to interest the rate per annum of four per cent above the base rate from time to time of HSBC Bank Plc (or where such base rate is not quoted over such other rate as would in the reasonable opinion of the Landlord be the nearest equivalent thereto if such base rate were quoted);

"Structure" means the foundations external walls (including the windows and window frames therein) load bearing walls supporting columns stanchions beams supports timbers and girders floors roofs and other structural parts to the Premises;

"Tenant" means the party so named in clause LR3 of the Prescribed Clauses and shall include such party's successors in title to this lease;

"Term" means the Contractual Term together with any continuation or extension thereof (whether statutory or by the Tenant holding over or for any other reason);

"VAT" means value added tax or any tax of a similar nature that may be substituted for it or levied in addition to it;

"VATA" means the Value Added Tax Act 1994;

"VAT Group" means two or more bodies corporate registered as a group for the purposes of Section 43 and Sections 43A to 43D VATA;

"VAT Regulations" means the Value Added Tax Regulations 1995 as amended from time to time or any re-enactment thereof.

2.2	Interpretation

In this lease unless there be something in the subject or context inconsistent therewith:

2.2.1

where the expressions the "Tenant" or the "Guarantor" (if any) include two or more persons they shall include the plural number and obligations expressed or implied to be made by or with any of such persons shall be deemed to be made by or with such persons jointly and severally;

2.2.2

any covenant by the Tenant not to do or omit to do an act or thing shall be deemed to include an obligation not to permit or suffer such act or thing to be done or omitted to be done as the case may be;

2.2.3	any reference to parting with possession shall be deemed to include sharing possession and any occupation whatsoever by a licensee;

2.2.4	any reference in this lease to the Landlord's consent shall include where necessary the consent of both the Landlord and all superior landlords (if any);
2.2.5

any references to a right exercisable by the Landlord shall include where necessary the exercise of such right by all superior landlords (if any) and all persons authorised by the Landlord or any superior landlord;

2.2.6

any reference to a statute shall include any statutory extension or modification or re-enactment of such statute and any order instrument plan regulation permission or direction made or issued thereunder or deriving validity therefrom;

2.2.7	words importing the singular meaning shall include the plural meaning and vice versa and words importing the masculine feminine and neuter genders shall include the other or others of such genders;
2.2.8	the clause and paragraph headings and the index are for convenience only and shall not affect the construction of this lease;
2.2.9	for the avoidance of any doubt expressions used in the Particulars and in the Prescribed Clauses shall have the same meanings when used elsewhere in this lease;
2.2.10	any reference to a clause paragraph or schedule shall be a reference to the clause or paragraph of or schedule to this lease so numbered.
3.	DEMISE RENT AND RENT REVIEW
3.1	Demise and rent

In consideration of the rents hereinafter reserved and of the covenants and conditions hereinafter contained the Landlord hereby demises unto the Tenant all that the Premises together with so far as the Landlord can grant the same the rights (if any) contained or referred to in part 2 of schedule 1 except and reserving as provided in part 3 thereof to hold the same subject to and (insofar as the Landlord has the power to grant the same) with the benefit of the matters (if any) referred to in part 4 of that schedule unto the Tenant for the Contractual Term yielding and paying therefor unto the Landlord yearly during the Term and so in proportion for any less period than a year without any deduction first the clear yearly rent (exclusive of VAT) ascertained in accordance with clause 3.2 such rent (if the Landlord so requires) to be paid by banker's standing order direct debit or other accepted means for the transmission of money which the Landlord may from time to time reasonably nominate by equal quarterly payments in advance on the four Rent Days in every year the first payment (for the period beginning on the Rent Commencement Date and ending on the day preceding the next succeeding Rent Day and calculated by multiplying the said yearly rent by the fraction of which the numerator is the number of days between those dates (both included) and the denominator is 365) to be made on the date hereof secondly by way of additional rent all such monies as shall become payable in accordance with clause 4.3 thirdly by way of additional rent all such monies as shall become payable in accordance with clause 4.4 fourthly by way of additional rent on demand all such monies as shall become payable in accordance with clause 6.2.1 and fifthly by way of additional rent all other amounts (including VAT) payable to the Landlord under this lease.

3.2	Rent review

The yearly rent referred to in clause 3.1 shall be ascertained as follows:

3.2.1	from the date hereof up to the Rent Commencement Date a peppercorn;
3.2.2	from and including the Rent Commencement Date until the first Review Date such yearly rent shall be the Initial Rent;
3.2.3

from and including each successive Review Date such yearly rent shall be a rent equal to the rent previously hereby reserved immediately prior to that Review Date or such revised rent ("Revised Rent") as may be ascertained as hereinafter provided whichever be the greater;

3.2.4

the Revised Rent payable from any Review Date may be agreed at any time between the Landlord and the Tenant or (in the absence of agreement) determined not earlier than the relevant Review Date by an arbitrator such arbitrator to be a partner in a principal firm of Chartered Surveyors who is experienced in the letting and valuation of premises comparable with the Premises and to be nominated in the absence of agreement by or on behalf of the President for the time being of the Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant made not earlier than six months before the relevant Review Date and so that in the case of such arbitration the Revised Rent to be awarded or determined by the arbitrator shall be such as he shall decide should be the Open Market Rent at the relevant Review Date;

3.2.5	for the purposes of this clause 3.2 "Open Market Rent" means the yearly rent (exclusive of any VAT chargeable thereon) at which the Premises might reasonably be expected to be let on the relevant Review Date in the open market by a willing landlord to a willing tenant with vacant possession and without payment of a fine or premium for a term commencing on the relevant Review Date equal to the then unexpired residue of the Term or 10 years (whichever shall be the longer) and in all other respects on the terms and conditions of this lease (other than the amount of rent but including the provisions for rent review at five yearly intervals) assuming (if not facts):

3.2.5.1

that the Premises are then in existence are ready fit and available for immediate occupation and use fitted out to the requirements of the willing tenant (which for the avoidance of doubt such fitting out includes floor boxes and carpet) and ready for trading and that if the Premises or any part thereof shall have been destroyed or damaged the same have or has been fully restored;

3.2.5.2

that rent commences to be payable on the relevant Review Date and that at such date the willing tenant has already enjoyed the benefit of any rent free period or other rental concession or incentive which on a new letting with vacant possession might be granted to an incoming tenant in respect of the carrying out by such incoming tenant of fitting out works to the Premises;

3.2.5.3	that the covenants herein contained on the part of the Landlord and the Tenant have been fully performed and observed;
3.2.5.4

that no work has been carried out to the Premises whether by the Tenant or any other person which has reduced the lettable floor area of the Premises or has otherwise diminished the rental value of the Premises;

3.2.5.5	that the willing tenant is a taxable person for the purposes of the legislation relating to VAT and is able to recover all input tax paid by it as a credit against output tax or otherwise;

there being disregarded:

3.2.5.6	the fact that the Tenant its sub-tenants or their respective predecessors in title have been in occupation of the Premises;
3.2.5.7	any goodwill attached to the Premises by reason of the carrying on thereat of the business of the Tenant its subtenants or their respective predecessors in title;

3.2.5.8

any effect on the rental value of the Premises attributable to the existence at the relevant Review Date of any improvement to the Premises or any part thereof carried out with consent where required otherwise than in pursuance of an obligation to the Landlord or its predecessors in title by and at the sole cost of the Tenant its sub-tenants or their respective predecessors in title during the Term or during any period of occupation prior thereto arising out of an agreement to grant the Term;

3.2.6

the arbitration shall be conducted in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof for the time being in force and it is the intention of the parties that the arbitrator appointed shall be entitled to make an interim award and shall make a reasoned final award;

3.2.7

when the amount of any rent to be ascertained as hereinbefore provided shall have been so ascertained memoranda thereof shall thereupon be signed by or on behalf of the Landlord the Tenant and the Guarantor and annexed to this lease and the counterpart thereof;

3.2.8

if the Revised Rent payable on and from any Review Date has not been agreed by the relevant Review Date rent shall continue to be payable at the rate previously payable and forthwith upon the Revised Rent being ascertained the Tenant shall forthwith pay to the Landlord a sum equal to the difference between rent at the rate of the Revised Rent in respect of the period commencing on the relevant Review Date and ending on the day preceding the Rent Day immediately following such ascertainment and rent actually paid by the Tenant in respect of such period together with interest at 4% below the Stipulated Rate on each instalment of such difference from the date on which each instalment would have been payable (had the rent review been determined by the Review Date) until actual payment and for this purpose the Revised Rent shall be deemed to have been ascertained on the date when the same has been agreed between the parties or as the case may be the date of the award of the arbitrator;

3.2.9

if at any Review Date by reason or in consequence of any legislation for the time being in force it shall not be possible to review the rent payable hereunder in accordance with the terms of this lease or there shall be some restriction on the right of the Landlord to demand or to accept payment of the full amount of the rent for the time being payable under this lease then on each occasion that such legislation is revoked relaxed or modified the Landlord shall be entitled to give to the Tenant written notice calling for a review of the rent payable hereunder as from the date of service of such notice on the Tenant (or such later date as may be specified therein) in the manner hereinbefore provided for and the provisions of this clause 3.2 shall apply (mutatis mutandis) as if the date of service of such notice on the Tenant (or such later date as may be specified therein) is a Review Date hereunder;

3.2.10	for the avoidance of any doubt
3.2.10.1	time shall not be of the essence for the purposes of this clause 3.2; and
3.2.10.2

under no circumstances shall the rent payable from and including any Review Date be less than the rent hereby reserved immediately prior to such Review Date there being disregarded for this purpose any abatement of rent pursuant to clause 6.3 and any such legislation or restriction as is referred to in clause 3.2.9 in force at such Review Date.

4.	TENANT'S COVENANTS

The Tenant hereby covenants with the Landlord as follows:

4.1	Rent

To pay the several rents reserved by this lease at the times and in manner aforesaid together with any interim rent or rents at any time agreed or ordered without any deductions and not to exercise or seek to exercise any right or claim to withhold rent or any right or claim to legal or equitable set-off (save as required by law).

4.2	Outgoings
4.2.1

To bear pay and discharge and indemnify the Landlord against all existing and future rates taxes duties levies charges assessments impositions and outgoings whatsoever whether parliamentary parochial local or of any other description and whether or not of a capital or nonrecurring nature which are now or may at any time hereafter during the Term be charged levied assessed or imposed upon or payable in respect of the Premises or any part thereof or upon any owner or occupier or other person interested in respect thereof except only taxation (other than VAT) assessed upon the Landlord in respect of its revenue derived from its reversionary interest in the Premises or any dealing by it therewith.

4.2.2

If the Landlord shall suffer any loss of rating relief which may be applicable to empty premises after the end of the Term by reason of such relief being allowed to the Tenant in respect of any period before the end of the Term to make good such loss to the Landlord.

4.2.3

To be solely responsible for and promptly to pay all costs and charges for water gas electricity telephone and any other services used or consumed in the Premises including all meter rents and standing charges but so that the Landlord shall not be responsible for any interruption or failure in the supply of any such services.

4.3	Interest on arrears

If and whenever the Tenant shall fail to pay the rents or any other monies due under this lease on the due date (whether formally demanded or not) or the Landlord shall with good reason refuse to accept the same then (without prejudice to any other right or remedy of the Landlord including the right of re-entry hereinafter contained) the Tenant shall pay to the Landlord (whether formally demanded or not) interest at the Stipulated Rate on such rents or other monies as the case may be from the date when the same became due until payment thereof (as well after as before judgment).

4.4	Estate Service charge

To pay to the Landlord the Estate Service Charge in accordance with schedules 2 and 3.

4.5	Repairs
4.5.1

At all times during the Term to keep and maintain the Premises in good and substantial repair and condition (damage by the Insured Risks excepted save to the extent that payment of any insurance monies is withheld by reason of or arising out of any act omission neglect or default of the Tenant or any sub-tenant or their respective servants agents licensees or invitees).

4.5.2

To keep in good and safe repair all Conduits exclusively serving the Premises and to indemnify the Landlord against all liability howsoever arising from any failure to repair or the misuse or overloading of any Conduits serving the

Premises.

4.5.3

To maintain in good and serviceable repair and condition the Landlord’s fixtures and fittings and all apparatus plant machinery and equipment (including but without prejudice to the generality of the foregoing any lifts or lift shafts and any heating or air conditioning systems and any sprinkler system) in or upon the Premises and to replace such of them as may become worn out lost unfit for use or destroyed by substituting others of a like or more modern nature and of good quality (and if the Landlord shall at any time so reasonably require to enter into agreements upon terms first approved in writing by the Landlord such approval not to be unreasonably withheld or delayed with the manufacturers thereof or with approved maintenance contractors for the regular inspection and servicing of the same).

4.5.4

To remedy any breach of covenant and to repair and make good all defects decays and wants of repair in respect of the Premises of which notice in writing shall be given by the Landlord to the Tenant and for which the Tenant may be liable hereunder within 6 weeks after the giving of such notice provided that in the case of default by the Tenant it shall be lawful for (but not obligatory upon) the Landlord (but without prejudice to the right of re-entry hereinafter contained or other rights of the Landlord with regard thereto) to enter upon the Premises and remedy the breach and/or make good such defects decays and wants of repair and the cost thereof and all proper expenses (including surveyors' and other professional fees) together with interest thereon at the Stipulated Rate from the date of expenditure by the Landlord until payment by the Tenant as well after as before judgment shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action.

4.5.5

To keep the Premises clean and in a neat and tidy condition and keep all rubbish and waste in enclosed receptacles on the Premises or where the Landlord directs and to empty the same at least once a week.

4.5.6	To clean as often as may be requisite the inside of the window panes and frames of the Premises.
4.5.7	To maintain any trees, shrubs and landscaped areas on the Premises.
4.6	Common facilities

(In so far as not covered under the Estate Service Charge) to pay a fair and proper contribution towards the cost and expense of constructing repairing rebuilding renewing lighting cleansing and maintaining all things the use of which is common to or capable of being used in common with the Property and other premises (such contribution to be assessed by the Landlord's Surveyor acting properly and in default of payment on demand to be recoverable as rent in arrear).

4.7	Decoration

In every fifth year of the Term and also in the last three months thereof howsoever determined and in such last three months (except where the Tenant has applied to court for a new tenancy under the provisions of Part II of the Landlord and Tenant Act 1954 (as amended)) in a tint or colour to be approved by the Landlord's Surveyor to Decorate the inside of the Premises.

4.8	Alterations
4.8.1	Not to cut injure maim remove or alter the Structure or any part thereof nor to merge the Premises with any adjoining premises.
4.8.2	Not to make any alteration or addition (whether structural or nonstructural) to the exterior of the Premises or to the external appearance of the Premises.
4.8.3	Not to make any internal non-structural alteration or addition whatsoever of in or to the Premises except
4.8.3.1	with the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed);
4.8.3.2	subject to such terms and conditions (including provision for reinstatement at the Tenant's cost on the expiration or sooner determination of the Term) as the Landlord may require;
4.8.3.3

in accordance with drawings and specifications previously submitted in triplicate to and approved in writing by or on behalf of the Landlord (such approval not to be unreasonably withheld or delayed); and

4.8.3.4

after having obtained and supplied to the Landlord copies of all requisite consents licences and permissions for the carrying out of such works from any local public or other authority or body and after the Landlord shall have notified the Tenant in writing that the same are satisfactory to it (such notification not to be unreasonably withheld or delayed).

4.8.4

Not to make or carry out any alteration addition or extension to any of the water gas electricity and other public utility service systems serving the Premises except with the prior written consent of the Landlord (which shall not be unreasonably withheld or delayed) and in accordance with the relevant codes of practice of the statutory undertaker concerned and to supply to the Landlord upon request an adequate drawing or drawings showing the actual position of all pipes wires cables and other services within the Premises installed amended or extended by the Tenant.

4.8.5

Nothing in this clause 4.8 shall prevent the Tenant from erecting altering and removing non-structural demountable partitioning and installing altering and removing cabling provided that the Tenant shall provide to the Landlord detailed plans of such works within six weeks of the works being carried out and all works are removed and the Tenant to make good any damage caused at the end of the Term howsoever determined (except where the Tenant has applied to court for a new tenancy under the provisions of part 4 of the Landlord and Tenant Act 1954 (as amended)).

4.8.6

In the event of the Tenant failing to observe this covenant it shall be lawful for the Landlord and its agents or surveyors with or without workmen and others and all persons authorised by the Landlord with any necessary materials and appliances to enter upon the Premises and remove any alterations or additions and execute such works as may be necessary to restore the Premises to their former state and the cost thereof and all proper expenses (including surveyors' and other professional fees) together with interest thereon at the Stipulated Rate from the date of expenditure by the Landlord until payment by the Tenant as well after as before judgment shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action.

4.9	Entry

To permit the Landlord and its agents and all persons authorised by them with or without workmen and appliances at all reasonable times on reasonable prior notice to enter the Premises

4.9.1	to examine the state of repair and condition thereof;

4.9.2	to check and take inventories of the Landlord's fixtures and fittings and the plant machinery and equipment therein;
4.9.3	to repair and maintain the Premises;
4.9.4

for any other purpose (including measurement and inspection in relation to any rent review hereunder or any renewal of this lease) connected with the interest of the Landlord in the Premises or any dealing therewith; or

4.9.5	to exercise the rights herein excepted and reserved.
4.10	Use
4.10.1

Subject always to the following provisions of this clause 4.10 not to use the Premises otherwise than for the Permitted Use and in accordance with the requirements and conditions of any planning permission authorising such use from time to time.

4.10.2

Not to do on the Premises anything which may be illegal or immoral or a nuisance or annoyance or cause danger or injury or damage to the Landlord or any tenant or any neighbouring owner or occupier and to pay all reasonable and proper costs charges and expenses incurred by the Landlord in abating a nuisance and in executing such works as may be required to abate a nuisance in obedience to any notice served upon the Landlord in respect of or incidental to the Premises or the use thereof.

4.10.3

Not to use the Premises for any noxious noisy or offensive trade or business and not to hold any sale by auction or public show nor keep any live animals or birds on the Premises and not to allow on the Premises anything which is or may become dangerous offensive combustible inflammable radioactive or explosive.

4.10.4	Not to trade or display goods outside the Premises nor to cause any obstruction outside the Premises.
4.10.5

Not to use on the Premises any machine (other than machinery normally associated with the Permitted Use and which where appropriate shall be mounted so as to minimise noise and vibration) without the written consent of the Landlord and not to use on the Premises any machinery or sound reproduction or amplifying equipment which shall be noisy or cause vibration or be a nuisance disturbance or annoyance to the Landlord or the owners and/or occupiers of any adjoining or neighbouring premises.

4.10.6	Not to do anything which imposes any excessive load or strain on the Premises or any part thereof.
4.10.7	Not to suffer or permit any person to reside or sleep on the Premises.
4.10.8	Not to discharge anything into the Conduits serving the Premises which will be corrosive or harmful or which may cause any obstruction or deposit therein.
4.10.9	Not to commit any waste upon or to the Premises.
4.10.10

Not to use the Premises as an office for a government agency or other public authority which would involve the attendance thereat of members of the public for the purpose of seeking employment or enrolling for or collecting any statutory social security health insurance or other benefit payment or applying for or collecting any licence passport certificate or similar document or paying thereat any tax imposition or other financial liability.

4.10.11

If the Premises are continually unoccupied for more than one month to provide security and caretaking arrangements to afford the Premises reasonable protection against vandalism theft or unlawful occupation.

4.10.12

Not to obstruct others lawfully using the Common Parts and to use the same in a reasonable manner and in accordance with any reasonable regulations made by the Landlord from time to time in regard thereto.

4.11	Alienation
4.11.1	Not to assign or charge part only of the Premises.
4.11.2

Save for an underletting in accordance with the succeeding provisions of this clause not to underlet the whole or any part of the Premises or to part with possession of or share occupation of the whole or any part of the Premises and not to permit any person deriving title under the Tenant by way of permitted underlease so to do in respect of the Premises.

4.11.3	Not under any circumstances to create or permit the creation of any interest derived out of this lease whether mediate or immediate and however remote or inferior:

4.11.3.1	at a fine or premium or other capital sum (and so that no such fine premium or other capital sum shall be taken);
4.11.3.2

except at a rent which is not less than the open market rental value of the Premises (or in the case of an underlease of part only of the Premises the proportion of such rent attributable to the part of the Premises to be underlet);

4.11.3.3	except on terms which prohibit the commutation of rent;
4.11.3.4

for a term which shall extend beyond a date on which the rent payable under this lease is to be reviewed unless such underletting shall include provisions approved by the Landlord for rent reviews at the times and in accordance with the terms of this lease.

4.11.4

Not to assign part with possession or charge the whole of the Premises nor permit any person deriving title under the Tenant so to do without the prior written consent of the Landlord which shall not be unreasonably withheld or delayed but so that for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 it is agreed that it shall be reasonable for the Landlord to withhold consent to an assignment of the whole of the Premises unless:

4.11.4.1	the assignee is not a Group Company;
4.11.4.2

the assignee shall by deed enter into a direct covenant with the Landlord to observe and perform the covenants and provisions of and to pay the rents reserved by this lease for (subject to the provisions of the 1995 Act) the remainder of the Term and a guarantor or guarantors acceptable to the Landlord (if more than one jointly and severally) shall enter into a covenant and guarantee with and to the Landlord in the terms set out in schedule 4 as if references therein to the "Tenant" were references to the assignee; and

4.11.4.3	the Tenant shall by deed enter into an authorised guarantee agreement in respect of the assignee which shall satisfy the requirements set out in schedule 5; and
4.11.4.4	each person who is guarantor of the Tenant under this lease immediately prior to the assignment shall enter into a guarantee in the same terms (mutatis mutandis) as schedule 4 in respect of the liability of the Tenant under any authorised guarantee agreement; and

4.11.4.5	at the Approval Date no rent or other monies are due to the Landlord under this lease and unpaid; and
4.11.4.6	the Tenant and/or the assignee complies with such other conditions as the Landlord may reasonably impose.
4.11.5

Subject as aforesaid not to underlet the whole of the Premises or any part thereof (being a part which comprises only a Letting Unit) without the prior written consent of the Landlord (which shall not be unreasonably withheld) and provided that the Premises must at no time comprise of more than three Letting Units;

4.11.6	To procure in the case of any permitted underletting of the Premises (whether mediate or immediate) that on or before the grant of the relevant underlease:
4.11.6.1

the underlessee shall covenant with the Landlord by deed to observe and perform the Tenant's covenants and conditions in this lease (except the covenant to pay rent) (so far as the same relate to the part of the Premises comprised in the underlease) and those of the underlessee in the relevant underlease;

4.11.6.2

if the Landlord shall so require a guarantor or guarantors acceptable to the Landlord shall covenant (if more than one jointly and severally) with the Landlord to guarantee the observance and performance by the underlessee of its covenants to be contained in such underlease such guarantee to be given (mutatis mutandis) in the form of the provisions contained in schedule 4;

4.11.7	To procure that any permitted immediate or mediate underlease is in a form approved by the Landlord (such approval not to be unreasonably withheld or delayed) and in particular contains:
4.11.7.1

covenants by the underlessee with the underlessor prohibiting the underlessee from doing or allowing any act or thing on or in relation to the premises demised by such underlease inconsistent with or in breach of the Tenant's obligations in this lease;

4.11.7.2	a condition for re-entry by the underlessor on breach of any covenant by the underlessee;

4.11.7.3

the same restrictions on assignment underletting parting with possession and sharing of occupation and the same provisions for direct covenants and registration as in this lease save that there shall be an absolute prohibition on any further underletting or parting with possession or sharing of occupation of the premises demised by the underlease (save by way of assignment of the whole thereof);

4.11.7.4	a prohibition on any assignment of the whole of the premises demised by the underlease without the consent of the Landlord;
4.11.7.5

an agreement excluding in relation to that underlease the provisions of sections 24-28 of the Landlord and Tenant Act 1954 (as amended) or any modification or re-enactment thereof entered into in compliance with the provisions of section 38A of that Act and the relevant Schedules of the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 (evidence of which compliance shall be provided by the Tenant to the Landlord).

4.11.8	To enforce performance by every such underlessee of the covenants and conditions in the underlease and not to release or waive any such covenants or conditions.
4.11.9

To operate and enforce all provisions for the review of rent contained in any underlease but not to agree the amount of any revised rent arising as a result of any such review of rent without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed).

4.11.10	Upon every application for consent required by this clause to disclose to the Landlord such information as to the terms proposed as the Landlord may require.
4.11.11	Not to enter into any variation of the terms of any underlease nor to accept a surrender of the same in respect of part only (as opposed to the whole) of the premises underlet.
4.12	Sharing with a Group Company

Nothing in clause 4.11 shall restrict the right of the Tenant to allow any Group Company of the Tenant to occupy or share the occupation of the Premises from time to time provided that:

4.12.1	no relationship of Landlord and Tenant shall be created or deemed to exist between the Group Company and the Tenant;
4.12.2	the Group Company shall not be permitted to have exclusive occupation of the whole or any part or parts of the Premises;
4.12.3	the right of any company to occupy the Premises or any part or parts of them shall forthwith determine upon such company ceasing to be a Group Company; and
4.12.4	the Tenant shall notify the Landlord immediately of any group sharing arrangements
4.13	Registration of documents
4.13.1

Within one month of any assignment or underlease or any transmission or other devolution relating to the Premises or any part thereof to give notice thereof to the Landlord's solicitor and to furnish him with a certified copy of any document relating thereto (including without limitation in the case of an underlease in respect of which the provisions of sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 have been excluded both the notice served by the landlord and the tenant's declaration or statutory declaration in response pursuant to section 38A of that Act) and to pay to the Landlord's solicitor a reasonable fee (not being less than £50) plus VAT thereon.

4.13.2

To supply to the Landlord on request the names and addresses of any tenant deriving title from the Tenant (whether mediately or immediately) together with details of the rent payable by any such tenant and the other terms of such tenancy.

4.13.3

To supply to the Landlord any details required by the Landlord pursuant to section 40 of the Landlord and Tenant Act 1954 and to supply the Landlord with full details of any notices given pursuant to section 25 of the Landlord and Tenant Act 1954 by the Tenant to any sub-tenant and full details of any notices received by the Tenant from any sub-tenant pursuant to section 26 of the Landlord and Tenant Act 1954.

4.14	Compliance with statutes

To comply in all respects with and in a proper and workmanlike manner to execute all works required under the provisions of all statutes for the time being in force and the directions of any competent authority relating to the Premises or any part thereof or the use thereof or anything contained therein or the employment therein of any person or persons and not to do or omit or suffer to be done or omitted on or about the Premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon it or become liable to pay any levy penalty damages compensation costs charges or expenses and to indemnify and keep indemnified the Landlord against all claims demands costs expenses and liability in respect of the foregoing.

4.15	Planning/environmental matters
4.15.1

Not to apply for planning permission in respect of the Premises without the Landlord's prior written consent (which shall not be unreasonably withheld in respect of any addition or alteration in respect of which the Landlord's consent is not to be unreasonably withheld under the terms of this lease) and if the Landlord attaches reasonable conditions to any such consent not to apply for any planning permission except in accordance with those conditions.

4.15.2

At all times during the Term to comply with the provisions and requirements of the Planning Acts and of any planning permissions (and the conditions thereof) relating to or affecting the Premises or the use thereof or any operations works acts or things carried out executed done or omitted thereon and to keep the Landlord indemnified in respect thereof.

4.15.3

Subject to clause 4.15.1 as often as occasion requires during the Term at the Tenant's expense to obtain and if appropriate renew all planning permissions and serve all notices required under the Planning Acts for the carrying out by the Tenant of any operations or the institution or continuance by the Tenant of any use of the Premises or any part thereof.

4.15.4

To pay and satisfy any charge imposed under the Planning Acts in respect of the carrying out or maintenance by the Tenant of any such operation or the institution or continuance by the Tenant of any such use as aforesaid.

4.15.5

Notwithstanding any consent which may be granted by the Landlord under this lease not to carry out or make any alteration or addition to the Premises or any change of use of the Premises (being an alteration or addition or change of use prohibited by or for which the Landlord's consent is required under this lease and for which a planning permission is needed) before a planning permission for such alteration addition or change of use has been produced to and acknowledged by the Landlord as satisfactory provided that the Landlord may refuse to express such satisfaction if the period of such permission or anything contained in or omitted from it will in the opinion of the Landlord's Surveyor be likely to prejudice the Landlord's interest in the Premises either during the Term or on or after the expiration or earlier determination of the Term.

4.15.6

Unless the Landlord otherwise directs in writing to carry out and complete before the expiration or earlier determination of the Term any work required to be carried out to the Premises as a condition of any planning permission granted during the Term whether or not the date by which the planning permission requires such works to be carried out is during the Term and any development begun on the Premises in respect of which the Landlord shall or may be or become liable for any charge or levy under the Planning Acts.

4.15.7

When called upon so to do to produce to the Landlord and the Landlord's Surveyor all plans documents and other evidence reasonably required by the Landlord to satisfy itself that the Tenant's obligations in this clause have been complied with.

4.15.8	Not without the prior written consent of the Landlord to enter into a planning obligation for the purposes of section 106 of the Town and Country Planning Act 1990.
4.15.9

Where any planning permission is granted subject to conditions involving the carrying out of works upon or change of use of the Premises the Landlord may as a condition of its consent to the carrying out of such works or change of use require the Tenant to provide security for the due compliance with those conditions and no works shall be commenced and no change of use shall be implemented until such security has been provided to the Landlord's reasonable satisfaction.

4.15.10

As soon as practicable to notify the Landlord of any order direction proposal or notice under the Planning Acts served on or received by the Tenant or coming to the Tenant's notice which relates to or affects the Premises and to produce to the Landlord if required any such order direction proposal or notice in the Tenant's possession and not to take any action in respect of such order direction proposal or notice without the Landlord's approval such approval not to be unreasonably withheld.

4.15.11

In relation to any act the commission or omission of which requires any consent licence or other authority under the Environmental Protection Act not to do or omit to do (as the case may be) such act without obtaining such authority and not to apply for such authority without the Landlord's prior written consent.

4.16	Easements

Not to obstruct any window light or way belonging to the Premises or to any adjoining or neighbouring premises nor acknowledge that any easement or other right for the benefit of the Premises is enjoyed by consent of any other person nor permit any new easement right or encroachment to be made into against or on the Premises and to give immediate notice to the Landlord if any easement right or encroachment against or affecting the Premises shall be made or attempted and at the Landlord's request and the Tenant's cost to adopt such means as may be reasonably required to prevent the same.

4.17	Notifications

Forthwith on receipt of any permission notice order or proposal relating to the Premises or the use or condition thereof given or issued by any governmental local or other public or competent authority to give full particulars thereof to the Landlord and if so required by the Landlord to produce the same to the Landlord and to take all necessary steps to comply therewith and also when requested by the Landlord to make or join with the Landlord in making such objections and representations against or in respect of the same as the Landlord shall reasonably deem expedient.

4.18	Defects

Forthwith upon becoming aware of the same to give notice in writing to the Landlord of any defect in the state or condition of the Premises which would or might give rise to an obligation upon the Landlord to do or refrain from doing any act or thing in order to comply with any duty of care imposed upon the Landlord and to indemnify the Landlord against or in respect of any losses claims actions costs demands or liability arising out of any failure of the Tenant to comply with its obligations under this lease and at all times to give such notice and display such signs as the Landlord having regard to such duty of care requires to have displayed at the Premises.

4.19	Fire fighting

To keep the Premises supplied and equipped with all fire fighting and extinguishing appliances from time to time required by law or required by the insurers of the Premises or reasonably required by the Landlord such appliances being kept open to inspection and properly maintained and not to obstruct or permit or suffer to be obstructed the access to or means of working such appliances or the means of escape from the Premises in case of fire.

4.20	Advertisements/aerials

Not without the prior written consent of the Landlord (such consent not to be unreasonably withheld or delayed) to affix or exhibit any advertisement placard notice poster or sign either outside the Premises or inside the Premises so as to be seen from the outside nor without such consent to install any flagpole mast or outside satellite receiving dish or television or radio aerial on the Premises and if the Landlord so requires to remove at the end or earlier determination of the Term (except where the Tenant has applied to court for a new tenancy under the provisions of part II of the Landlord and Tenant Act 1954 (as amended)) any item so exhibited or installed making good all damage caused thereby and provided that in considering the reasonableness of any withholding of such consent it is acknowledged by the Tenant that the Landlord has a requirement to maintain a consistent look throughout the Estate and that such requirement is reasonable.

4.21	Window Blinds

In the event the Tenant intends to install window blinds to the external windows of the Premises it must prior to such installation obtain the prior written approval of the Landlord such approval not to be unreasonably withheld to both the specification and colour of such blinds so as to maintain a consistent look throughout the Estate.

4.22	Notice boards

To permit the Landlord or its agents to affix upon any suitable part of the Premises a notice board or bill relating to any reletting of the same or to any sale or other dealing with any interest in reversion to this lease and the Tenant will not remove or obscure the same and will at all reasonable times and on reasonable prior notice permit those authorised by the Landlord in connection with any such reletting sale or other dealing to enter and view the Premises without interruption.

4.23	Expenses

To pay to the Landlord on demand and on an indemnity basis all costs charges expenses damages and losses (including without limitation legal costs bailiff's fees and surveyor's fees) incurred by the Landlord in relation to or incidental to or in contemplation of:

4.23.1

the preparation and service of a notice under section 146 of the Law of Property Act 1925 and/or any proceedings relating to the Premises whether under sections 146 and/or 147 of the Law of Property Act 1925 or otherwise (whether or not any right of re-entry or forfeiture has been waived by the Landlord or a notice served under the said section 146 is complied with by the Tenant or the Tenant has been relieved under the provisions of the Law of Property Act 1925 and notwithstanding forfeiture is avoided otherwise than by relief granted by the court) and to keep the Landlord fully indemnified against all costs charges expenses claims and demands whatsoever in respect of the said proceedings and the preparation and service of the said notices;

4.23.2

(without prejudice to the generality of the foregoing) the preparation and service of any notice or schedule relating to the repair of the Premises whether served on the Tenant during or after the expiration or earlier determination of the Term;

4.23.3	procuring the remedying of any breach of covenant on the part of the Tenant or any sub-tenant or their respective predecessors in title contained in this lease; and
4.23.4

every application made by the Tenant for a consent or licence required by the provisions of this lease whether such consent or licence is granted or refused or proffered subject to any qualification or condition or whether the application is withdrawn (but not where it is unreasonably withheld).

4.24	New guarantor

To notify the Landlord within 28 days if:

4.24.1

any Guarantor being an individual (or if individuals any one of them) shall become bankrupt or shall make any assignment for the benefit of or enter into any arrangement with his creditors either by composition or otherwise or have any distress or other execution levied on his goods or have a receiver appointed under the Mental Health Act 1983;

4.24.2	any Guarantor being an individual (or if individuals any one of them) shall die;
4.24.3

any Guarantor being a body corporate (or if bodies corporate any one of them) has a winding up order made in respect of it other than a members' voluntary winding up of a solvent company for the purposes of amalgamation or reconstruction approved by the Landlord (such approval not to be unreasonably withheld) or has a receiver administrator or an administrative receiver appointed of it or any of its assets or has any distress or other execution levied on its goods or is dissolved or struck off the Register of Companies or (being a body corporate incorporated outside the United Kingdom) is dissolved or ceases to exist under the laws of its country or state of incorporation, and in any such case if the Landlord so requires then at the Tenant's expense within 28 days of such requirement to procure that some other person or persons or body or bodies corporate reasonably acceptable to the Landlord shall execute a guarantee in the terms of schedule 4 with such amendments as the Landlord shall reasonably require in the circumstances.

4.25	Indemnity

To keep the Landlord indemnified from and against all loss damage actions proceedings claims demands costs and expenses of whatsoever nature and whether in respect of any injury to or the death of any person or damage to any property movable or immovable or otherwise howsoever arising directly or indirectly from the repair or the state of repair or condition of the Premises or from any breach of covenant on the part of the Tenant herein contained or from the use of the Premises or out of any works carried out at any time during the Term to the Premises or out of anything now or during the Term attached to or projecting from the Premises or as a result of any act neglect or default by the Tenant or by any sub-tenant or by their respective servants agents licensees or invitees.

4.26	Yield up

At the expiration or sooner determination of the Term:

4.26.1

quietly to yield up the Premises to the Landlord with vacant possession in such state and condition as shall in all respects be consistent with a full and due performance by the Tenant of the covenants on its part herein contained (trade or tenant's fixtures and fittings only excepted);

4.26.2	if so required by the Landlord to remove all fixtures and fittings installed in the Premises during the Term;
4.26.3	to make good to the reasonable satisfaction of the Landlord all damage caused as a result of the removal by the Tenant of any fixtures and fittings;
4.26.4	to remove all signs and nameplates indicating the connection or former connection of the Tenant with the Premises;
4.26.5	to replace all carpeting within the Premises with new carpets of a quality design and colour similar to the quality design and colour of the carpeting supplied by the Landlord at the commencement of the Term and first approved in writing by the Landlord;

4.26.6

to deliver to the Landlord all assessments plans surveys and other records created by it or on its behalf in its capacity as a dutyholder (within the meaning of the Control of Asbestos at Work Regulations 2002) in relation to the Premises.

4.27	VAT
4.27.1

To pay to the Landlord by way of additional rent such VAT as may be or become payable in respect of the rents reserved by and other monies payable under and the consideration for all taxable supplies received or deemed to be received by the Tenant under or in connection with this lease.

4.27.2

In every case where the Tenant has agreed to reimburse or indemnify the Landlord in respect of any payment made by the Landlord under the terms of or in connection with this lease to reimburse in addition any VAT paid by the Landlord on such payment.

4.27.3	The Tenant is not intending to use and will not use all or any part of the Premises for a relevant charitable purpose (within the meaning of Schedule 8 Group 5 (Note 6) VATA).
4.27.4

If the covenant in clause 4.27.3 is breached by the Tenant and in consequence supplies made by the Landlord in relation to all or any part of the Estate after the making of an Election are not taxable supplies the Tenant will indemnify the Landlord against:

4.27.4.1	any VAT paid or payable by the Landlord which is or may become irrecoverable due to the Landlord's supplies not being taxable;
4.27.4.2	any amount in respect of VAT which the Landlord has to account for or will have to account for to HM Revenue & Customs under the provisions of Part XIV or Part XV of the VAT Regulations;
4.27.4.3	any consequential penalties, interest and/or default surcharge; and
4.27.4.4	any additional liability to corporation tax on any payment made to the Landlord under this clause.

4.27.5

For the avoidance of doubt references in clauses 4.27.3 and 4.27.4 above to the Landlord or the Tenant shall include references to the representative member of the VAT Group of the Landlord or the Tenant as appropriate.

4.28	Regulations

To comply with all reasonable regulations and directions as the Landlord may from time to time make or give for the orderly convenient and proper management of the Estate or any part or parts thereof.

4.29	Observe covenants

To observe and perform the agreements covenants and stipulations (if any) referred to in part 4 of schedule 1 so far as any of the same are still subsisting and capable of taking effect and relate to the Premises and to keep the Landlord indemnified against all actions proceedings costs claims demands and liability in any way relating thereto.

4.30	Registration of this lease at the Land Registry

At the Tenant's own expense to procure that the Tenant becomes registered at the Land Registry as proprietor of this lease and that any rights granted and reserved by this lease are properly noted against the affected titles and as soon as practicable after such registration to provide the Landlord with an official copy of the register relating to title created by this lease showing itself registered as proprietor.

4.31	Removal of registrations at the Land Registry

On the expiry or sooner determination of the Term promptly and at its own expense to close the registered title relating to this lease and cancel any note of this lease made in any title at the Land Registry.

5.	LANDLORD'S COVENANTS

The Landlord hereby covenants with the Tenant as follows:

5.1	Quiet enjoyment

The Tenant paying the rents and other monies hereby reserved and performing and observing the covenants conditions and agreements on the part of the Tenant herein contained the Tenant may peaceably hold and enjoy the Premises during the Term without any interruption by the Landlord or any person lawfully claiming through under or in trust for the Landlord or by title paramount.

5.2	Services

Subject to the payment by the Tenant of the Estate Service Charge and provided that the Landlord is not prevented by any Insured Risk accident strike combination or lockout of workmen or any other cause beyond its control the Landlord will use its reasonable endeavours to provide or secure the provision of the Services referred to in schedule 2 in an efficient manner and in accordance with the principles of good estate management provided that the Landlord may at its discretion extend, diminish or otherwise vary the Services provided in the interests of good estate management and further provided that the Landlord shall not be responsible for any temporary delay stoppage or omission in connection therewith due to any cause or circumstances beyond the Landlord's control provided that the Landlord makes good any such delay stoppage or omission as soon as reasonably possible.

6.	INSURANCE
6.1	Landlord's obligations

The Landlord (for so long as and to the extent that the Landlord has an insurable interest in the Estate) hereby covenants with the Tenant as follows:

6.1.1

save to the extent that any insurance shall be vitiated by any act neglect default or omission of the Tenant or any sub-tenant or their respective servants agents licensees or invitees the Landlord will insure or cause to be insured the Estate against loss or damage by the Insured Risks in a sum equal to the likely cost of completely rebuilding reinstating and replacing the same (taking into account estimated increases in building costs) together with the cost of demolition shoring hoarding and removal of debris and a proper provision for professional fees in respect of rebuilding and reinstating together in each case with VAT and against Loss of Rent;

6.1.2

if reasonably so required by the Tenant (and upon payment of a reasonable fee for dealing with each request other than the first in each year) to produce to the Tenant from time to time reasonable evidence of the terms of the Landlord's policy of insurance and the fact that the policy is subsisting and in effect;

6.1.3	to use reasonable endeavours to procure that the Tenant's interest is noted on the policy;

6.1.4

in case of damage or destruction to the Estate by any of the Insured Risks to expend when lawful so to do all monies received by the Landlord (other than in respect of rent and fees) under the Landlord's insurance in or towards reinstating such damage or destruction so far as practicable and to make up any shortfall but if reinstatement as aforesaid shall not be permitted or possible or shall be frustrated the insurance monies shall belong to the Landlord absolutely provided always that in such circumstances the Landlord may at its option replace the building or buildings originally comprised within the Estate by a building or buildings generally similar in concept thereto and (having regard to the then principles of good estate planning) of a similar order and size and being in or about the same position or positions as its or their predecessor or predecessors.

6.2	Tenant's obligations

The Tenant hereby covenants with the Landlord as follows:

6.2.1	to pay to the Landlord on demand:
6.2.1.1	all premiums from time to time payable by the Landlord for insuring the Premises against loss or damage by the Insured Risks in accordance with clause 6.1; and
6.2.1.2	all premiums from time to time payable by the Landlord for insuring Loss of Rent; and
6.2.1.3	any excess deducted by insurers in respect of any claim relating to the Premises; and
6.2.1.4

the cost of any professional valuation of the Premises which may at any time or times be required by the Landlord in connection with the insurance of the Premises but not more than once every 18 months,

6.2.2

not to effect any separate insurance of the Premises against loss or damage by any of the Insured Risks but if the Tenant shall become entitled to the benefit of any insurance on the Premises then the Tenant shall apply all monies received by virtue of such insurance in making good the loss or damage in respect of which the same shall have been received;

6.2.3	not to carry on upon the Premises any trade business or occupation in any manner or do any other thing which in the reasonable opinion of the Landlord may make void or voidable any policy for the insurance of the Premises or any adjoining or neighbouring property against any risk for the time being required by the Landlord to be covered or render any increased or extra premium payable for such insurance (without in the latter event first having paid every such increased or extra premium) and to pay to the Landlord on demand any increased premiums payable in respect of the Premises arising by reason of the Premises being unoccupied;

6.2.4

to carry out in accordance with the reasonable directions of the Landlord all such works as may be required by it for the better protection of the Premises and to comply with the reasonable requirements of the Landlord's insurers in respect of the Premises;

6.2.5

in the event of the Premises or any part thereof being destroyed or damaged by any peril whatsoever to give notice thereof to the Landlord as soon as such destruction or damage shall come to the notice of the Tenant stating whether and to what extent such destruction or damage was brought about directly or indirectly by any of the Insured Risks;

6.2.6

in the event of the Premises or any adjoining or neighbouring premises of the Landlord or any part thereof being destroyed or damaged by any of the Insured Risks and the insurance money under any insurance against the same effected thereon by the Landlord being wholly or partly irrecoverable by reason solely or in part of any act or default of the Tenant or any sub-tenant or their respective servants agents licensees or invitees then and in every such case the Tenant will forthwith pay to the Landlord the whole or (as the case may be) the irrecoverable portion of the cost (including professional and other fees and VAT) of completely rebuilding and reinstating the same;

6.2.7	to make up out of its own money any deduction in any insurance monies paid by the Landlord's insurers made as a result of the faulty repair or maintenance of the Premises.
6.3	Abatement of rent

If the Premises or any part thereof or access thereto or essential services serving the Premises shall be destroyed or damaged by any Insured Risk so as to render the Premises unfit for occupation or use then save to the extent that the insurance of the Premises shall have been vitiated by any act neglect default or omission of the Tenant or any sub-tenant or their respective servants agents licensees or invitees the rent first hereinbefore reserved or a fair and just proportion thereof according to the nature and extent of the damage sustained (the amount of such proportion if it cannot be agreed to be determined by a single arbitrator to be appointed on the application of either party by the President for the time being (or other next senior officer available) of the Royal Institution of Chartered Surveyors whose decision shall be final and binding) shall be suspended until the Premises or the damaged portion thereof or the access to essential services shall have been reinstated or made fit for occupation and use or (if earlier) until the insurance effected or caused to be effected by the Landlord in respect of Loss of Rent shall be exhausted.

6.4	Commissions

All monies payable by the Tenant under clause 6.2 shall be paid without deduction of any agency or other commission paid or allowed to the Landlord in respect thereof or otherwise which the Landlord shall be entitled to retain for the Landlord's own benefit free of any obligation to bring the same into account under this lease.

6.5	Break option after destruction or damage

In the case of damage or destruction by any of the Insured Risks if the Landlord has not reinstated the Premises or the means of access thereto or essential services within three years from the date of such damage or destruction so as to render the Premises capable of occupation or use then:

6.5.1

at any time after the expiration of such period and up to the date on which the Premises shall be made good the Landlord or the Tenant may determine the Term on giving not less than three months' notice in writing to the other;

6.5.2	upon the expiration of such notice the Term shall cease and determine but without prejudice to the rights and remedies of either party in respect of any antecedent claim or breach of covenant; and
6.5.3	the insurance proceeds shall belong to the Landlord absolutely provided that any notice served by the Tenant in accordance with clause 6.5.1 shall be of no effect where the Premises shall have been rendered capable of occupation and use prior to the expiry of such notice served by the Tenant.

6.6	Provisions relating to uninsured damage
6.6.1	Definitions used in this clause:

"Election Notice" means a notice served by the Landlord on the Tenant under clause 6.6.4 electing to reinstate Uninsured Damage;

"Insured Damage" means damage by an Insured Risk to the extent insured against by the Landlord;

"Policy Exclusion" means any condition, exclusion or limitation which may be imposed by the Landlord's insurers (but does not include any excess); and

"Uninsured Damage" means damage to or destruction of the whole or any part of the Premises by any risks expressly specified in the definition of Insured Risks in clause 2.1 and which meets the criteria laid down in clause 6.6.2.

6.6.2	Uninsured Damage
6.6.2.1	Damage to or destruction of the whole or any part of the Premises or the means of access thereto or essential services will only be Uninsured Damage if:
(a)	it renders the Premises unfit for occupation and use; and
(b)	it is not insured because insurance is not available at all or is not available in the London insurance market at economic rates or it is not insured or fully insured by reason of a Policy Exclusion, so that the full cost of reinstatement is not recoverable by the Landlord under the insurance policy effected pursuant to clause 6.1.

6.6.2.2

Uninsured Damage excludes any damage in respect of which the Landlord's insurance is vitiated by the Tenant (unless the Tenant promptly pays to the Landlord the amount of insurance monies rendered irrecoverable).

6.6.3	Landlord's notification

If the Landlord does not notify the Tenant within six months of the date of any damage or destruction by any risks specified in the definition of Insured Risks that there is Uninsured Damage, then the damage or destruction shall for the purposes of this lease be taken to have been insured against pursuant to clause 6.1 except to the extent to which the Landlord's insurance is vitiated in the manner described in that clause 6.1 (unless the Tenant promptly pays to the Landlord the amount of the insurance monies rendered irrecoverable).

6.6.4	Landlord's election
6.6.4.1

If there is Uninsured Damage clause 6.3 shall apply as if there had been Insured Damage and the Landlord may by service of an Election Notice on the Tenant following the date on which Uninsured Damage occurs elect to rebuild or reinstate the Premises.

6.6.4.2	If the Landlord serves an Election Notice, then (subject to the provision of clause 6.1.4) the Landlord shall reinstate the Premises using its own funds.
6.6.4.3

If the Landlord has not completed such reinstatement after the expiry of three years from and including the date of the Election Notice, then either the Landlord or the Tenant may by notice to the other determine this lease, unless the Landlord has complied with such obligation before the notice is given.

6.6.4.4

If the Landlord has not served an Election Notice within six months following the date on which Uninsured Damage occurs (time being of the essence in this respect) in accordance with clause 6.6.4.1 either the Landlord or the Tenant may at anytime thereafter, unless in the meantime the Landlord gives an Election Notice, forthwith determine this lease.

6.6.4.5	The rights and remedies of each of the parties in relation to earlier breaches of the covenants by the other shall not be affected by any determination of this lease under this clause 6.6.4.
7.	PROVISOS

Provided always and it is hereby agreed and declared as follows:

7.1	Forfeiture

If and whenever:

7.1.1	the rents hereby reserved or any part thereof shall be in arrear or unpaid for the space of 14 days after the same shall have become due (whether formally demanded or not); or

7.1.2	there shall be any other breach non-performance or non-observance of any of the covenants and conditions herein contained and on the part of the Tenant or the Guarantor to be observed or performed; or
7.1.3

the Tenant or the Guarantor enters into an arrangement or composition in satisfaction of its debts or a scheme of arrangement of its affairs or a proposal is made for such an arrangement or composition or scheme of arrangement; or

7.1.4	the Tenant or the Guarantor has any distress or other execution levied on its goods; or
7.1.5

(the Tenant or the Guarantor being in either case an individual) a petition is presented for a bankruptcy order to be made against it or it is adjudged bankrupt or is deemed unable to pay its debts within the meaning of section 268 of the Insolvency Act 1986 or it has a receiver appointed of any of its assets; or

7.1.6

(the Tenant or the Guarantor being in either case a body corporate) it is deemed unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986 or a meeting is convened or a petition is presented or an order is made or an effective resolution is passed for its winding up other than a members' voluntary winding up of a solvent company for the purposes of amalgamation or reconstruction with the prior approval of the Landlord (such approval not to be unreasonably withheld) or it has a receiver administrator provisional liquidator or administrative receiver appointed of it or any of its assets or an application is made or any meeting of its directors or members resolves to make an application or a petition is presented for the appointment of an administrator in relation to it or it is dissolved or struck off the Register of Companies or (being a body corporate incorporated outside the United Kingdom) is dissolved or ceases to exist under the laws of its country or state of incorporation, then and in any such case it shall be lawful for the Landlord or any person authorised by the Landlord at any time thereafter to re-enter upon the Premises or any part thereof in the name of the whole and thereupon the Term shall absolutely determine without prejudice to any right or remedy of the Landlord in respect of any breach of the Tenant's or the Guarantor's covenants contained in this lease.

7.2	Exclusion of use warranty

Nothing in this lease or in any consent granted by the Landlord under this lease shall imply or warrant that the Premises may be used for any purpose whatsoever under the Planning Acts now or from time to time in force (including the Permitted Use) or that the Premises are or will remain otherwise fit for any such use.

7.3	VAT

Except where otherwise expressly stated in this lease all rent money or other consideration in respect of supplies for VAT purposes received or deemed to be received by the Tenant under or in connection with this lease is exclusive of VAT.

7.4	Service of notices

Any notice required to be served under this lease shall be in writing and shall be properly served if it complies with the provisions of section 196 of the Law of Property Act 1925 or section 23 of the Landlord and Tenant Act 1927 and in addition any notice shall be sufficiently served if sent by facsimile transmission to the party to be served and service shall be deemed to be made on the date of transmission if transmitted before 4.00pm on the date of transmission but otherwise on the next day.

7.5	Development of neighbouring premises

The Landlord shall be entitled to carry out or permit the development of any adjoining or neighbouring premises provided that the access of light or air to the Premises is not materially diminished or otherwise materially interfered with.

7.6	Compensation

Any statutory right of the Tenant or any sub-tenant to claim compensation from the Landlord on vacating the Premises shall be excluded as far as the law allows.

7.7	Implied easements

The operation of section 62 of the Law of Property Act 1925 shall be excluded from this lease and the only rights granted to the Tenant are those expressly set out in this lease and the Tenant shall not by virtue of this lease be deemed to have acquired or be entitled to and the Tenant shall not during the Term acquire or become entitled by any means whatsoever to any easement from or over or affecting any other land or premises now or at any time hereafter belonging to the Landlord and not comprised in this lease.

7.8	Disputes with adjoining occupiers

Any dispute arising as between the Tenant and the lessees tenants or occupiers of adjoining or neighbouring premises belonging to the Landlord relating to any easement right or privilege in connection with the Premises or as to the amount of any contribution towards the expenses of works to services or matters used in common shall be referred to the Landlord whose decision shall be binding upon all parties to the dispute.

7.9	Tenant's effects

The Tenant hereby irrevocably appoints the Landlord to be its agent to store or dispose of any effects left by the Tenant on the Premises for more than seven days after the termination of this lease (whether by effluxion of time or otherwise) on any terms that the Landlord thinks fit and without the Landlord being liable to the Tenant save to account for the net proceeds of sale less the cost of storage (if any) and any other expenses reasonably incurred by the Landlord and hereby agrees to indemnify the Landlord against any liability incurred by the Landlord to any third party whose property shall have been sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary be proved) that such property belonged to the Tenant.

7.10	Landlord's liability
7.10.1

The Landlord shall not be liable to the Tenant in respect of any failure of the Landlord to perform any of the Landlord's obligations to the Tenant under this lease whether express or implied unless and until the Tenant has notified the Landlord or the Landlord otherwise has knowledge of the facts giving rise to the failure and the Landlord has failed within a reasonable time to remedy the same.

7.10.2

Any person undertaking an obligation under or by virtue of this lease which is a landlord covenant for the purposes of the 1995 Act does so only in respect of the period of time during which the reversion immediately expectant upon the determination of the Term is vested in such person and not further or otherwise.

7.11	No waiver
7.11.1

No demand for or receipt or acceptance of any part of the rents hereby reserved or any payment on account thereof shall operate as a waiver by the Landlord of any right which the Landlord may have to forfeit this lease by reason of any breach of covenant by the Tenant and the Tenant shall not in any proceedings for forfeiture be entitled to rely on any such demand receipt or acceptance as aforesaid as a defence.

7.11.2

The return to the Tenant of any rents or other monies paid by banker's standing order or direct debit as soon as reasonably practicable after receipt shall be treated as a refusal by the Landlord to accept the same and the Tenant shall not in any proceedings for forfeiture be entitled to rely on any such receipt as a defence.

7.12	Jurisdiction

This Lease is and shall be governed by and construed in all respects in accordance with the laws of England.

7.13	Status of lease

For the purposes of the 1995 Act this lease is a new tenancy.

7.14	Exclusion of rights under the Contracts (Rights of Third Parties) Act 1999

A person who is not party to this lease shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this lease. This clause does not affect any right or remedy of any person which exists or is available otherwise than pursuant to that Act.

7.15	Severance

If any term of this lease shall be held to any extent to be illegal or unenforceable then that term shall to that extent be deemed not to form part of this lease and the remainder of this lease shall not be affected.

7.16	Appointment of Process Agent

Any notice to be served on Royal Caribbean Cruises Ltd under or in connection with this lease shall be effectively served if sent to Royal Caribbean Cruises Ltd c/o Watson Farley Williams LLP, 15 Appold Street, London EC2A 2HB (reference Martin Watson).

8.	TENANT'S OPTION TO DETERMINE
8.1	The Tenant may end this Lease on 30 August 2016 by giving at least six months' prior written notice to the Landlord provided that at the time of expiry of such notice:
8.1.1	there are no arrears of the rents firstly secondly thirdly and fourthly reserved by this Lease; and
8.1.2	vacant possession of the Premises is given.

8.2

If any of the conditions referred to in clause 8.1.1 or 8.1.2 above are not satisfied at the date of expiry of such notice then the notice shall be of no effect and this Lease shall continue as before, provided that the Landlord may waive all or any of the said conditions by giving notice to the Tenant at any time.

8.3	The ending of this Lease shall not affect either party's rights in respect of any earlier breach of any provision of this Lease.
8.4

On the date on which this Lease ends pursuant to this clause, the Tenant shall hand over to the Landlord the original Lease and all other title deeds and documents relating to the Premises, and shall execute such documents as the Landlord shall reasonably require in order to cancel any entry or title at the Land Registry.

9.	GUARANTEE PROVISIONS

In consideration of this lease having been granted at the request of the Guarantor the Guarantor hereby covenants with the Landlord in the terms of schedule 4.

SCHEDULE 1

Part 1

Premises

Building X1B Aviator Business Park, as shown edged red on the Demise Plan including (without affecting the generality of the foregoing and so far as the same may exist at any time during the Term):

1.	all Conduits forming part of or exclusively serving the Premises
2.

all additions and improvements to the Premises and all fixtures and fittings of every kind which shall from time to time be in or upon the Premises (whether originally fixed or fastened to the same or otherwise) except such tenant's fixtures as can be removed from the Premises without defacing the Premises.

but specifically excluding from the Premises the airspace above the Premises.

Part 2

Easements and rights granted

The following rights are granted to the Tenant in connection with the use of the Premises in accordance with and subject to the provisions of this lease such rights being exercisable in common with the Landlord and those authorised by the Landlord including other tenants of the Estate:

1.

a right of way with or without vehicles (but without parking or otherwise causing any impediment) over the access roads and pavements within the Estate for the purpose of access to and egress from the Premises and for the purpose of obtaining access to and egress from the areas designated for private motor vehicle parking referred to in paragraph 4 of this part 2 of this schedule 1;

2.

the free passage of water soil gas electricity telephone and other services for the Premises through the Conduits which are in other parts of the Estate and which serve the Premises together with the right of entry on not less than 48 hours prior notice (except in cases of emergency when no notice is required) onto such parts of the Estate as reasonably necessary (but not any parts of the Estate as are let or otherwise built upon) for the purpose of inspecting repairing renewing re-laying cleansing maintaining and connecting up to any such existing or future Conduits forming part of or exclusively serving the Premises provided that any such works are carried out as expeditiously as reasonably practicable and any damage to the Estate is made good;

3.	the right of access in case of emergency through any such parts of the Estate as may be necessary;

4.	the right to park 127 private motor vehicles in such positions as the Landlord may from time to time reasonably designate on the Estate;
5.	the right to use the bin stores allocated to the Premises on the Estate together with a right of access to such bin stores;
6.	the right to name the Premises with the Landlord's prior written approval (not to be unreasonably withheld or delayed);
7.

the right to add (or at the Tenant's cost to have added by the Landlord where the Landlord maintains control of additions to any such communal signboard Estate) the Tenant's name in the usual corporate style or logo of the Tenant (provided such style or logo is in keeping with the remainder of the Estate) on any communal signboard on the Estate reasonably designated by the Landlord for the display of the Tenant's name.

Part 3

Exceptions and reservations

Excepting and reserving in favour of the Landlord and its tenants agents and licensees and those authorised by the Landlord and all other persons who now have or may hereafter be granted similar rights:

1.

the full free and uninterrupted passage and running of water soil gas telephone electricity telecommunication and all other services and supplies of whatsoever nature from and to any other parts of the Premises and/or Estate and any other adjoining or neighbouring property of the Landlord through such of the Conduits serving the same which are or may hereafter during the Perpetuity Period be in on under or over the Premises and the right of entry on reasonable prior notice (except in cases of emergency when no notice is required) onto the Premises for the purpose of inspecting repairing renewing re-laying cleansing maintaining and connecting up to any such existing or future Conduits provided that any such works are carried out as expeditiously as reasonably practicable and any damage to the Premises is made good;

2.

the right to erect or to consent hereafter to any person erecting a new building or to alter any part of the Estate and/or any building for the time being on any adjoining or neighbouring property of the Landlord in such manner as the Landlord or the person or persons exercising such right may think fit and provided that such alteration or erection may not materially diminish the access of light and air enjoyed by the Premises and the right to deal with the remainder of the Estate and any adjoining or neighbouring property of the Landlord as it may reasonably think fit;

3.	the right for the Landlord and those authorised by the Landlord to enter the Premises for the purposes and in the manner mentioned in this lease;

4.

all rights of light air support shelter and protection for the parts of the Estate not included in the Premises and all such rights (if any) as shall now or hereafter belong to and be enjoyed by any land or premises adjacent to the Estate.

Part 4

Matters to which the Premises are subject

1.	The matters contained or referred to in the registers of title relating to title numbers SY313248, SY392566 and SY736144.
2.

Section 106 Agreement dated 18 December 2000 made between (1) Runnymede Borough Council (2) Brixton (Addlestone) Limited (3) BAE Systems Electronics Limited (4) Brixton Nominee Addlestone 1 Limited and (5) Brixton Nominee Addlestone 2 Limited.

3.

Combined Section 111, 278, 33 and 106 Agreement dated 21 June 2001 made between (1) Surrey County Council (2) Brixton Nominee Addlestone 1 Limited (3) Brixton Nominee Addlestone 2 Limited and (4) Brixton (Addlestone) Limited.

SCHEDULE 2

(Matters in respect of which the Landlord may incur costs towards which the Tenant shall contribute by payment of the Estate Interim Charge and the Estate Service Charge)

So far as the same relate to the Estate and are for the benefit of the majority of the lawful occupants of the Estate.

1.	Insuring cleaning lighting repairing renewing maintaining and decorating the Common Parts.
2.	Providing maintaining and renewing refuse receptacles including hire charges electricity and other running costs together with the costs of refuse collection and storage of refuse.
3.	Providing and maintaining directional signs and other notices for the Estate.
4.

Inspecting maintaining servicing cleaning repairing improving and renewing all plant and equipment in or serving the Estate together with a fair proportion of such amount as the Landlord may reasonably estimate as being the future replacement cost of any of the items mentioned in this paragraph 4.

5.	Effecting insurance and/or maintenance contracts in respect of the equipment mentioned in paragraph 4 above.

6.

Estate caretaking security site supervisory and commissionaire services (if provided) including the salaries paid to and any other costs to the Landlord arising out of the employment of any caretakers and commissionaires including without prejudice to the generality of the foregoing the cost of providing and cleaning uniforms for such caretakers and commissionaires.

7.

Any rates payable by the Landlord in respect of the Estate Common Parts or any other parts of the Estate used for the purposes of providing any of the services set out in this Schedule and any charges payable for any water fuel and electricity used or supplied in connection with such services.

8.

Inspecting maintaining repairing renewing and decorating the exterior the roofs and any structural parts of the Estate and any boundary gates walls and fences (including any party walls ceilings floors foundations gutters drainpipes sewers drains roads and pavements) not demised to any tenant on the Estate or comprising other lettable buildings on the Estate not connected with the provision of any services to the Estate together with a fair proportion of such amount as the Landlord may reasonably estimate as being the future replacement cost of any of the items mentioned in this paragraph 8.

9.	Maintaining and providing horticultural plants (if any) grassed areas and landscaped areas and keeping the same properly maintained and cultivated.
10.

Employing or retaining any solicitor accountant surveyor valuer architect engineer managing agent or management company or other professional consultant or adviser in connection with the management administration repair and maintenance of the Estate including the preparation of any account giving any certificate and calculating the Estate Service Charge (and if the Landlord fulfils the duties normally carried out by a managing agent payment of a management fee to the Landlord).

11.	The fees of any accountant or surveyor employed to determine the Total Estate Expenditure (as defined in Schedule 3) and the amount payable in respect thereof by the Tenant.
12.

Providing maintaining and renewing closed circuit television and other surveillance equipment on the Estate and such other security services to the Estate as the Landlord deems appropriate including employing or retaining any security staff or company in connection with the provision of such services.

13.	The proper control of vehicle parking within the Estate.

14.

Providing such other services and carrying out such other works as the Landlord in its reasonable discretion may deem desirable or necessary for the benefit of the Estate or any part thereof or the tenants or occupiers thereof or for securing or enhancing any amenity of or within the Estate or in the interests of good estate management and the generality of this paragraph shall not be restricted by any other provision of this Schedule.

SCHEDULE 3

(Provisions relating to the payment of the Estate Interim Charge and the Estate Service Charge)

1.	In this Schedule 3 the following expressions shall have the following meanings:
1.1	"Total Estate Expenditure" means the total expenditure reasonably incurred by the Landlord in any Accounting Period in respect of the various matters set out in Schedule 2.
1.2

"Estate Service Charge" means such sum of money as shall be equal to a fair and proper proportion (as determined by the Landlord acting reasonably) of Total Estate Expenditure provided that the Tenant shall not be obliged to contribute towards the actual cost of further development of the Estate by way of new building.

1.3

"Estate Interim Charge" means such sum to be paid on account of the Estate Service Charge in respect of each Accounting Period as the Landlord shall specify based on the anticipated Total Estate Expenditure for the relevant Accounting Period.

2.

The Estate Interim Charge shall be paid to the Landlord on demand by four equal payments in advance each year in respect of the four periods beginning on 25 March 24 June 29 September and 25 December in each year.

3.

If the Estate Interim Charge paid by the Tenant in respect of any Accounting Period exceeds the Estate Service Charge for that period such excess shall be carried forward by the Landlord and credited to the account of the Tenant in computing the Estate Service Charge for the next Accounting Period.

4.

If the Estate Service Charge in respect of any Accounting Period exceeds the Estate Interim Charge paid by the Tenant in respect of that Accounting Period then the Tenant shall pay such excess to the Landlord within fourteen days of service upon the Tenant of the Certificate referred to in the following paragraph and in case of default the same shall be recoverable from the Tenant as rent in arrear.

5.	As soon as reasonably practicable after the expiration of each Accounting Period there shall be served upon the Tenant by the Landlord a Certificate containing the following information in respect of that Accounting Period:

(a)	The amount of the Total Estate Expenditure
(b)	The amount of the Estate Interim Charge paid by the Tenant
(c)	The amount of the Estate Service Charge
(d)	The amount of any excess due to the Landlord or to be credited to the account of the Tenant as the case may be
6.

The said Certificate shall be final and binding on the Tenant save in the case of manifest error but the Tenant shall be entitled at its own expense at any time within one month after service of such Certificate to inspect (or at the Tenant's expense to be supplied with copies of) the receipts and vouchers relating to payment of the Total Estate Expenditure.

Part 2

1.	In calculating the Estate Service Charge
1.1

the Landlord shall be entitled (but not obliged) to include in the Total Estate Expenditure for any Accounting Period an amount or amounts which the Landlord reasonably considers appropriate to build up and maintain a sinking fund and/or a reserve fund in accordance with the principles of good estate management and so as to secure so far as may reasonably be practicable that the Service Charge shall be of a regular rather than an irregular amount and that the tenants for the time being of the Estate bear a proper part of the accumulating and future liabilities in respect of the matters for which the Service Charge is intended to provide;

1.2

the Landlord may include all VAT at the applicable rate incurred or paid by the Landlord in respect of any expenditure in connection with the services or any of them save to the extent that the same is recovered by the Landlord as input tax;

1.3

the Landlord may include all costs incurred in taking any steps deemed desirable or expedient by the Landlord for complying with or making any representations against or otherwise contesting the incidence of the provisions of any legislation or orders or statutory requirements thereunder concerning town planning compulsory purchase public health highways streets drainage or other matters relating to or allegedly relating to the Estate for which no tenant of the Estate is directly liable under any lease of any part of the Estate.

2.	The Tenant shall not be entitled to object to the Estate Service Charge or any item comprised in the Estate Service Charge or otherwise on any of the following grounds:
2.1	the inclusion in a subsequent Accounting Period of any item of expenditure or liability omitted from the Estate Service Charge for any preceding Accounting Period;
2.2	that any item of the Estate Service Charge might have been provided or performed at a lower cost;
2.3	disagreement with any estimate of future expenditure for which the Landlord requires to make provision so long as the Landlord acts reasonably and in good faith and in the absence of manifest error;
2.4	the manner in which the Landlord exercises its discretion in providing the services so long as the Landlord acts in good faith and in accordance with the principles of good estate management;
2.5	the employment of managing agents or contractors to carry out and provide on the Landlord's behalf the services in accordance with this schedule.

SCHEDULE 4

Guarantee provisions

1.

That the Tenant will at all times during the period in respect of which the Tenant is liable under the covenants herein contained pay the rents reserved by this lease on the days and in manner herein provided for and will duly observe and perform all the covenants and conditions contained in this lease and on the part of the Tenant to be observed and performed and that if the Tenant shall during such period default in any respect to pay the said rents or any of them in the manner aforesaid or to observe and perform the said covenants and conditions or any of them the Guarantor will on demand fully observe perform and discharge the same and without limitation the Guarantor hereby further covenants by way of primary obligation and not merely liability as a guarantor or merely collateral to that of the Tenant to pay and make good to the Landlord forthwith on demand any losses costs damages and expenses occasioned to the Landlord arising out of or by reason of any default of the Tenant in respect of any of its obligations under the terms and provisions of this lease during the said period or in respect of any judgment or order made against the Tenant during the said period and any neglect or forbearance on the part of the Landlord in enforcing or giving time for or other indulgence in respect of the observance or performance of any of the said agreements provisions and conditions (other than a release given under seal) and (subject to the provisions of the 1995 Act) any variation of the terms of this lease shall not release the Guarantor from its liability under the agreements or guarantee on its part contained in this lease.

2.	That if during such period as aforesaid:
2.1	the Tenant shall go into liquidation and the liquidator disclaims this lease; or
2.2	the Tenant is dissolved or struck off the register and the Crown disclaims this lease; or
2.3

the Tenant ceases for any reason to be or to remain liable under this lease or to maintain its corporate existence (otherwise than by merger consolidation or other similar corporate transaction in which the surviving corporation assumes or takes over all the liabilities of the Tenant under this lease); or

2.4	this lease shall be forfeited or otherwise prematurely determined (other than by valid exercise of the option to break),

the Landlord may within six months following any such event by notice in writing require the Guarantor to enter into a lease in the like form as this lease for the residue of the Contractual Term unexpired at the date of such event (or which but for any such disclaimer forfeiture or other event would have remained unexpired) but with the Guarantor as tenant thereunder at the same rents and subject to the like covenants provisions and conditions as are herein contained as a substitute in all respects for the Tenant under this lease and so that every Review Date thereunder shall occur on the same date as every Review Date hereunder shall occur or would but for any such disclaimer forfeiture or other event have occurred (the said new lease and the rights and liabilities thereunder to take effect as from the date of such disclaimer forfeiture or other event) and the Guarantor shall thereupon execute and deliver to the Landlord a counterpart of the new lease in exchange for the relevant lease executed by the Landlord and contemporaneously therewith the Guarantor as tenant shall pay the first instalments of the rents due provided always that if on or before the date of the disclaimer a date for review of the rent under this lease has occurred but the amount of the revised rent has not been agreed or determined the new lease shall initially be at a rent equal to the rent payable under this lease immediately before that date for review but the second day of the term of the new lease shall be an additional date for review of rent under the new lease and the parties to the new lease shall be treated as having taken the steps taken in relation to the earlier date for review by the respective landlord and tenant.

3.

That if the Landlord shall not require the Guarantor to take a new lease the Guarantor shall nevertheless in addition and without prejudice to the Guarantor's other obligations under this lease upon demand pay to the Landlord a sum equal to the rents and all other sums that would have been payable under this lease at the times and in the manner at and in which the same would have been so payable in respect of the period of 12 months from and including the date of disclaimer or forfeiture or (if sooner) until the Landlord shall have granted a lease of the Premises to a third party.

4.

That the Guarantor shall be jointly and severally liable with the Tenant (whether before or after any disclaimer by a liquidator or trustee in bankruptcy) for the fulfilment of all the Tenant's covenants conditions and other provisions contained in this lease and the Landlord in the enforcement of its rights may proceed against the Guarantor as if the Guarantor was named as the Tenant in this lease.

5.

That the Guarantor waives any right to require the Landlord to proceed against the Tenant or to pursue any other remedy of any kind which may be available to the Landlord before proceeding against the Guarantor.

6.

That the Guarantor shall not claim in any liquidation bankruptcy administration receivership composition or arrangement of the Tenant in competition with the Landlord and shall remit to the Landlord the proceeds of all judgments and all distributions it may receive from any liquidator trustee in bankruptcy administrator administrative receiver or supervisor of the Tenant and shall hold for the sole benefit of the Landlord all security and rights the Guarantor may have over assets of the Tenant while any liabilities of the Tenant or the Guarantor to the Landlord remain outstanding.

7.	That this guarantee shall subsist for the benefit of the successors and assigns of the Landlord under this lease without the necessity for any assignment of it.

SCHEDULE 5

Requirements of authorised guarantee agreement

1.	The agreement shall be prepared by the Landlord's solicitors at the reasonable expense of the Tenant and shall be executed and take effect as a deed.
2.

The agreement shall contain a clause to the effect that insofar as any provision of the agreement would prevent it being an authorised guarantee agreement within the meaning of the 1995 Act the agreement shall be read and construed and shall take effect as though that provision had not been included.

3.

In the agreement the Tenant shall covenant with the Landlord for the benefit of the Landlord and its successors in title and assigns the owners for the time being of the reversion immediately expectant upon the determination of the Term and those entitled to the benefit of the agreement by virtue of the 1995 Act that:

3.1

at all times during the period ("Relevant Period") beginning with the date on which the assignment of this lease to the proposed assignee ("Assignee") takes effect and ending when the Assignee is released by virtue of section 5 of the 1995 Act from observance and performance thereof the Assignee will duly observe and perform all the terms conditions and covenants which by reference to the tenancy created by this lease are tenant covenants within the meaning of the 1995 Act ("Relevant Covenants");

3.2	if the Assignee shall default in any respect duly to observe and perform the Relevant Covenants or any of them the Tenant will on demand fully observe perform and discharge the same;
3.3

if the Assignee (being a corporation) shall go into liquidation and the liquidator disclaims this lease or is dissolved or struck off the register and the Crown disclaims this lease or (being an individual) shall become bankrupt and the trustee in bankruptcy disclaims this lease the Landlord may within six months following any such event by notice in writing require the Tenant to enter into a lease in the like form as this lease for the residue of the Contractual Term unexpired at the date of such event (or which but for any such disclaimer would have remained unexpired) but with the Tenant as tenant thereunder at the same rents and subject to the like covenants provisions and conditions as are applicable thereto at the date of such event as a substitute in all respects for the Assignee and so that every Review Date thereunder shall occur on the same date as every Review Date under this lease shall occur or would but for any such disclaimer have occurred (the said new lease and the rights and liabilities thereunder to take effect as from the date of such disclaimer) and the Tenant shall thereupon execute and deliver to the Landlord a counterpart of the new lease in exchange for the relevant lease executed by the Landlord and contemporaneously therewith the Tenant as tenant under the new lease shall pay the first instalments of the rents due thereunder and the Landlord's solicitors' proper and reasonable costs of and in connection with the preparation and completion of such new lease.

4.

Without prejudice to the generality of the foregoing the Tenant shall further covenant with the Landlord by way of primary obligation and not merely as a guarantor of or collateral to the liability of the Assignee to pay and make good to the Landlord forthwith on demand any losses costs damages and expenses occasioned to the Landlord arising out of or by reason of any default of the Assignee in respect of any of its obligations under the Relevant Covenants during the Relevant Period.

5.	The agreement shall contain an agreement and declaration to the effect that any neglect or forbearance on the part of the Landlord in enforcing or giving time for or other indulgence in respect of the observance or performance of any of the Relevant Covenants (other than a release given under seal) and (subject to the provisions of the 1995 Act) any variation of the terms of the Lease shall not release the Tenant from its liability under the covenants or guarantee to be entered into by it in the agreement.

EXECUTED (but not delivered until the date              Sign here[SEAL]

hereof) as a deed on behalf of DV3 Addlestone

Limited a company in the British Virgin Islands

by:

J.C. HENDRICKS for and on behalf
of DV3 Administration Limited
Authorised Signatory

being persons who in accordance with the laws

of the territory are acting under the authority of

the company

Authorised Signatory